Exhibit 5.7

Mishawaka ● Dowagiac
Accessible. Experienced. Versatile.	E. Spencer Walton, Jr. Jeffery A. Johnson* Robert J. Palmer* Wendell W. Walsh Patricia E. Primmer D. Andrew Spalding	Bradley L. Varner Jane F. Bennett Richard F. Nugent, Jr.* Georgianne M. Walker* Ansley M. Covey	Amanda M. Jordan K. Foust Hunneshagen Sean M. Towner* Jon R. Rogers* Nathan A. Barnes* Janelle H. Cooper	Of Counsel Robert C. Beutter Ryan M. Dvorak *Also licensed in the State of Michigan

December 20, 2019

Local Entities defined below

c/o StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Ladies and Gentlemen:

We have acted as special counsel in the State of Indiana to the entities listed on Exhibit A hereto (collectively, the “Local Entities” and each, individually, a “Local Entity”), each of which is a wholly-owned direct or indirect subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone Co.” and together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Local Entities (collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $392,768,073 aggregate principal amount of their 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “New Notes”) being registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $392,768,073 aggregate principal amount of the Issuers’ outstanding 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of June 27, 2019 (the “Indenture”), among the Issuers, the Guarantors, the initial purchasers party thereto and Wilmington Trust, National Association, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

Capitalized terms defined in the Indenture used herein and not otherwise defined herein shall have the meanings given them in the Indenture.

Local Entities defined below

c/o StoneMor Partners L.P.

December 20, 2019

As special Indiana counsel to the Local Entities, we have only represented such parties in connection with the matters expressly stated herein and certain other matters referred to us from time to time. We do not have knowledge of many of the transactions in which one or more of the Local Entities have engaged or of its or their day-to-day operations or activities, and no inference should be drawn as to our knowledge beyond the scope of the specific matters as to which we have been engaged as counsel to the Local Entities.

We have made such examination of law and facts as we have deemed necessary as a basis for our opinions set forth below. In rendering our opinions hereinafter set forth, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1. the Indenture,

2. the Registration Statement;

3. that certain Master Secretary’s Certificate dated as of the date hereof (the “Secretary’s Certificate”);

4. that certain Master Secretary Certificate dated June 27, 2019, attached to and certified pursuant to the Secretary’s Certificate (the “June Certificate”);

5. a copy of the Articles of Organization, Certificate of Formation or Articles or Certificate of Incorporation of each Local Entity, as applicable, attached to the June Certificate and re-certified pursuant to the Secretary’s Certificate;

6. a copy of the Operating Agreement or Bylaws of each Local Entity, as applicable, attached to the June Certificate and re-certified pursuant to the Secretary’s Certificate;

7. a copy of the Unanimous Written Consent of the Board of Directors of StoneMor GP LLC, General Partner of StoneMor Partners L.P., and All of the Boards of Directors, Managers and Governors of StoneMor Partners L.P.’s Direct and Indirect Subsidiaries pertaining to the issuance of the New Notes under the Indenture and registered pursuant to the Registration Statement and other matters as more particularly set forth therein dated on, or about, even date herewith;

8. a copy of the Unanimous Written Consent of the Board of Directors of StoneMor GP LLC, General Partner of StoneMor Partners L.P., and All of the Boards of Directors, Managers and Governors of StoneMor Partners L.P.’s Direct and Indirect Subsidiaries pertaining to the Indenture and other matters as more particularly set forth therein dated June 26, 2019, attached to the June Certificate and re-certified pursuant to the Secretary’s Certificate; and

9. a Certificate of Existence issued by the Secretary of State of Indiana dated as of December 11, 2019 for each Local Entity (collectively, the “Entity Certificates”).

Local Entities defined below

c/o StoneMor Partners L.P.

December 20, 2019

In addition to the foregoing documents, we have also reviewed such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have assumed and relied, without independent investigation or verification, upon the truth and completeness, as to matters of fact (including the factual portion of any matters of mixed fact and law), of the Entity Certificates (and we have also assumed that the information contained therein is current through the date hereof notwithstanding any earlier “through” date contained in such Entity Certificates), the factual representations and warranties of the Local Entities given pursuant to or in connection with the Indenture to the extent material to the opinions provided herein and the certifications set forth in the Secretary’s Certificate and the June Certificate.

We have not performed any independent investigation in rendering this opinion other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. Whenever an opinion in this opinion letter, with respect to the existence or absence of facts, is given to our knowledge, or to the best of our knowledge, or with reference to matters of which we are aware or which are known to us, or with similar qualification, it is intended to signify that, during the course of our representation of the Local Entities in connection with the matters expressly stated herein, no information came to the attention of those attorneys in this law firm who have actively represented the Local Entities in connection therewith which gave those attorneys actual knowledge of any inaccuracy of our opinions as to the existence or absence of those facts.

In rendering this opinion, we have further assumed and relied upon (i) the correctness, completeness, authenticity and due authorization of all documents, certificates and records examined, the genuineness of all the signatures thereon and that all natural persons that are party to or acting on behalf of any party to the Indenture and the other documents, certificates and records examined by us have the legal capacity and competency to do so, except that we have not assumed the due authorization by any Local Entity of its execution, delivery and performance of the Indenture, nor have we assumed the due execution and delivery by any Local Entity of the Indenture; and (ii) the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or photostatic copies. We have also assumed (a) that each party to the Indenture and each of the other documents related thereto (other than the Local Entities with respect to the Indenture) has the corporate or other equivalent power to enter into and perform all of its obligations thereunder, (b) the due authorization, execution and delivery of the Indenture and each of the other documents related thereto by all parties thereto (other than the Local Entities with respect to the Indenture), (c) the validity and enforceability (except as expressly set forth in paragraphs 3 and 4 below) on all parties of the Indenture and each of the other documents related thereto, (d) that there has not been any mutual misunderstanding or mistake of fact, fraud, duress or undue influence among the parties to the Indenture or any of the other documents related thereto, (e) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission, and (f) that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Local Entities defined below

c/o StoneMor Partners L.P.

December 20, 2019

Our opinions are expressly limited to the Applicable Laws (as defined below) of the State of Indiana (the “Covered State”), and we express no opinion with respect to the laws of any other jurisdiction, whether foreign or domestic (including, without limitation, the federal laws of the United States of America), or as to any matters of municipal law or the laws of any local agencies within the Covered State. “Applicable Laws” shall mean (A) those laws, rules and regulations which are, in our experience, normally applicable to transactions of the type contemplated by the Indenture, and (B) with respect to each Local Entity, those laws, rules and regulations of the Covered State from which the Local Entity conducts its cemetery and/or funeral home business that relate solely and specifically to the operation of a cemetery company, cemetery corporation, funeral home establishment and/or funeral home. In addition, we render no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality, or special political subdivision (whether created through legislative action at the federal, state, or regional level). In rendering this opinion letter, we have assumed compliance with all laws other than the Applicable Laws.

Based upon and subject to the foregoing and the assumptions, qualifications, exceptions and limitations set forth in this letter, we are of the opinion that:

1. Based solely upon the applicable Entity Certificate, each Local Entity is validly existing under the laws of the Covered State.

2. As of the date of the Indenture, each Local Entity had all requisite limited liability company or corporate, as the case may be, power and authority to execute and deliver the Indenture and, as of the date hereof, each Local Entity has all requisite limited liability company or corporate, as the case may be, power and authority to perform its obligations thereunder.

3. All necessary action has been taken on the part of each Local Entity to authorize the execution and delivery of the Indenture and the performance by such Local Entity of its obligations thereunder (including its Guarantee as provided therein).

4. The Indenture has been duly executed and delivered by each Local Entity to the extent that execution and delivery are governed by the laws of the Covered State.

Our opinions are subject to the following further exceptions, exclusions, limitations, assumptions and qualifications:

(a) we render no opinion herein whatsoever regarding the enforceability of the Indenture and/or the Registration Statement;

(b) we express no opinion as to the applicability to, or the effect of noncompliance by, any Secured Party with any state or federal laws applicable to the transactions contemplated by the Indenture and/or the Registration Statement because of the nature of the business of such Secured Party or because of the legal or regulatory status of any Secured Party or other party to the Indenture or the Notes;

Local Entities defined below

c/o StoneMor Partners L.P.

December 20, 2019

(c) we render no opinion with regard as to whether a guarantor is an eligible contract participant under the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute as well as the regulations promulgated thereunder; and

(d) we render no opinion herein whatsoever regarding: (i) the compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under, any (A) health or environmental law, (B) antitrust law, (C) securities law, (D) taxation law, (E) worker health or safety, subdivision, building code, use and occupancy, zoning or permitting or land use matter, (F) patent, trademark or copyright law, or (G) labor or employment law (including, but not limited to, pension and employee benefit law, rule or regulation); (ii) the compliance or noncompliance of any real estate, personal property or business operations of any Local Entity with federal, state or local laws, statutes, ordinances, rules or regulations; or (iii) the compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by the Covered State to operate a cemetery company, cemetery corporation, funeral establishment, funeral home and/or crematory, including, but not limited to, any licenses or regulatory filings required by the Indiana State Board of Funeral & Cemetery Service.

This opinion letter and the opinions expressed herein are given as of the date hereof. We assume no obligation to update or supplement the opinions (or any other part of this opinion letter) to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur. This opinion letter and the opinions expressed herein are strictly limited to the matters expressly stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty and should not be construed or relied on as such.

We express no opinion as to the impact on any guarantee made by the Local Entities, or on the corporate power and authority of the Local Entities to enter into and perform obligations under any guarantee, of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and our opinions are made subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and faith dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and it is noted that confession of judgment or cognovit provisions are prohibited in Indiana and holding such an instrument or attempted enforcement of such an instrument is a crime under Indiana law (Indiana Code § 34-54-4-1).

This opinion letter is rendered solely for the benefit of the addressees hereof in connection with the Registration Statement. This opinion letter may not be relied upon, nor may the original or any copies hereof be furnished to, any other person and this opinion letter may not be quoted or in any way published or provided to any person or entity, in each case except as expressly set forth herein without our prior written consent. Notwithstanding the foregoing: (i) we understand that Duane Morris LLP may rely on this opinion letter in connection with its opinion letter, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement and (ii) we

Local Entities defined below

c/o StoneMor Partners L.P.

December 20, 2019

hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ May Oberfell Lorber

MAY●OBERFELL●LORBER

EXHIBIT A

Local Entities

Chapel Hill Funeral Home, Inc., an Indiana corporation

Covington Memorial Funeral Home, Inc., an Indiana corporation

Covington Memorial Gardens, Inc., an Indiana corporation

Forest Lawn Memorial Chapel, Inc., an Indiana corporation

Forest Lawn Memorial Gardens, Inc., an Indiana corporation

StoneMor Indiana, LLC, an Indiana limited liability company

StoneMor Indiana Subsidiary, LLC, an Indiana limited liability company